Exhibit (p)(2)(k)
                            LEE FINANCIAL GROUP INC.
                         LEE FINANCIAL SECURITIES, INC.

                                 CODE OF ETHICS

                                                   Effective February 1, 2005
                                                             January 23, 2008
I.	PREAMBLE

              This Code of Ethics ("Code") is being adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rules 204-2 and 204A-1 under the Advisers Act and
Section 17(j) of the Investment Company Act of 1940 (the "Investment Company Act") and Rule 17j-1 under the Investment Company Act, to effectuate the purposes and objectives of those provisions of the Advisers Act, the Investment Company Act and the rules promulgated thereunder. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204A-1 requires advisers to establish, maintain and enforce a written code of ethics. Rule 204-2 imposes record keeping requirements with respect to personal securities transactions of access persons (defined below). Section 206 of the Advisers Act makes it unlawful for certain persons including Lee Financial Group Inc.(the "Firm"):

	1.	To employ any device, scheme or artifice to defraud any client or
		prospective client;

	2.	To engage in any transaction, practice or course of business which
		operates as a fraud or deceit upon any client or prospective client;

	3.	Acting as principal for his own account, knowingly to sell any
		security to or purchase any security from a client; or acting as
		broker for a person other than such client, knowingly to effect any
		sale or purchase of any security for the account of such client,
		without disclosing to such client in writing before the completion
		of such transaction, the capacity in which he is acting and
		obtaining the consent of the client to such transaction.  The
		prohibitions of this paragraph (3) shall not apply to any
		transaction with a customer of a broker or dealer if such broker or
		dealer is not acting as an investment adviser in relation to such
		transaction; or

	4.	To engage in any act, practice, or course of business which is
		fraudulent, deceptive or manipulative.

      Similarly, Rule 17j-1(b) of the Investment Company Act makes it 	unlawful
for any affiliated person of the investment adviser of an investment company in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by the investment company:

		(1)	to employ any device, scheme or artifice to defraud the
		investment company;
		(2)	to make any untrue statement of a material fact to the
		investment company or to omit to state a material fact necessary in
		order to make the statements made to the investment company, in
		light of the circumstances under which they are made, not
		misleading;
		(3)	to engage in any act, practice or course of business that
		operates or would operate as a fraud or deceit on the investment
		company; or
		(4)	to engage in any manipulative practice with respect to the
		investment company.

	This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standards and contains procedures reasonably necessary to prevent violations of the Code.

	A.	Standard of Conduct
		The Firm is committed to ethical conduct and integrity in all aspects of the conduct of our business. The fulfillment of our fiduciary duties to our clients is paramount, and will not be compromised for financial or other goals. All employees are required to comply with the federal securities laws, other applicable laws and regulations, and the Firm's compliance policies and procedures. Employees who fail to meet these requirements are subject to disciplinary action by the Firm.

		The Firm and its employees have a duty of loyalty to our clients. This duty requires that we: act for the benefit of clients; avoid conflicts of interest, or if unavoidable, disclose the conflict and obtain client consent; deal honestly, fairly and in good faith with clients; avoid intentional misconduct; and refrain from competing with or seizing opportunities of our clients. In furtherance of our duty to our clients, it is our goal to provide disinterested, impartial advice.

		The Firm and its employees also have a duty of care to our clients.
This duty requires that we use care to manage investments prudently, reflecting the high level of skills possessed by the employees of the Firm, and consider suitability in light of the respective client's investment purpose and restrictions, among other relevant considerations.

		Each employee of the Firm has a duty to prevent the misuse of material nonpublic information, which includes a complete prohibition against the misuse of material nonpublic information about the Firm's securities recommendations and client securities holdings and transactions.

		This Code of Ethics is adopted by the Board of Directors of the Firm. In summary, this Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) engaging in any actual or potential conflicts of interest or any abuses of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors. All violations of this Code of Ethics are required to be reported promptly to the Chief Compliance Officer of the Firm.

II.	POLICY STATEMENT ON INSIDER TRADING

		The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Chief Compliance Officer.

		The Term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.  The "manipulative and deceptive devices" prohibited by Section 10(b) of the Securities Exchange
Act of 1934 and Rule 10b-5 thereunder, include the purchase or sale of a security of any issuer, on the basis of material nonpublic information about that security or issuer, in breach of a duty of trust or confidence that is owed directly, indirectly, or derivatively, to the issuer of that security or the shareholders of that issuer, or to any other person who is the source of the material nonpublic information.

		While the law concerning insider trading is not static, it is generally understood that the law prohibits:

		1.	trading by an insider, while in possession of material
			nonpublic information, or

		2.	trading by a non-insider, while in possession of material
			nonpublic information, where the information either was
			disclosed to the non-insider in violation of an insider's duty
			to keep it confidential or was misappropriated, or

		3.	communicating material nonpublic information to others.

		The concept of "insider" is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a "temporary insider"
if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes.  A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, an employee of the Firm may become a temporary insider of a company he or she advises or for which he or she performs other services.  For that to occur, the company must expect the Firm employee to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm employee will be considered an insider.

		Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

		Information is nonpublic until it has been effectively communicated to the market place.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The
Wall Street Journal or other publications of general circulation would be considered public.

       	Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. The penalties include:

		*	civil damages
		*	treble damages
		*	jail sentences
		*	fines for the person who committed the violation of up to
			three times the profit gained or loss avoided, whether or not
			the person actually benefited:  and fines for the employers or
			other controlling persons of up to the greater of $1,000,000
			or three times the amount of the profit gained or loss
			avoided.

       	Any violation of this Insider Trading Policy can be expected to result in serious sanctions by the Firm, including dismissal of the persons involved.

		Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

		1.	Is the information material?  Is this information that an
			investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

		2.	Is the information nonpublic?  To whom has this information
			been provided?  Has the information been effectively
			communicated to the marketplace?

		If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

		1.	Report the matter immediately to the Chief Compliance Officer.

		2.	Do not purchase or sell the securities on behalf of yourself
			or others.

		3.	Do not communicate the information inside or outside the Firm,
			other than to the Chief Compliance Officer.

		4.	Upon a determination by the Chief Compliance Officer that the
			information is material and nonpublic, instructions will be
			issued promptly to:

				(a)	halt temporarily all trading by the Firm in the
				security or securities of the pertinent issuer and all
				recommendations of such security or securities;
				(b)	ascertain the validity and non-public nature of
				the information with the issuer of the securities;
				(c)	request the issuer or other appropriate parties to
				disseminate the information promptly to the public, if
				the information  is valid and non-public;
				or
				(d)	in the event the information is not publicly
				disseminated, consult counsel and request advice as to
				what further steps should be taken, including possible
				publication by the Firm of the information, before
				transactions or recommendations in the securities are
				resumed.

		5.	Upon a determination by the Firm's Chief Compliance Officer
			that the information is public or not material, you will be
			allowed to trade and communicate the information.

            No set of rules can possibly anticipate all the potential trading conflicts of interest between clients and personnel. Any situation subject to interpretation should be decided in favor of the protection of the best interests of the clients. For instance, it would be unethical to execute a personal trade in a security if the person knew or had reason to know that a substantial order in the security in question was likely to be implemented for a client in the foreseeable future, even though to execute the personal trade would be within the letter of the law.

            Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

            Investment decisions made by the Firm may not be disclosed to anyone other than Firm clients, including a spouse or other relative or a social or business acquaintance.

            The role of the Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firms' Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

            To prevent insider trading, the Firm will:
		1.	provide, on a regular basis, an education program to
			familiarize officers, directors and employees with the Firm's
			policy and procedures, and

		2.	when it has been determined that an officer, director or
			employee of the Firm has material nonpublic information,

			(a)	implement measures to prevent dissemination of such
				information, and
			(b)	if necessary, restrict officers, directors and employees
				from trading the securities.
		To detect insider trading, the Chief Compliance Officer will:
		1.	review the trading activity reports filed by each officer,
			director and employee, and
		2.	review the trading activity of accounts managed by the Firm.

III.	DEFINITIONS

	A.	"Access Person" means any of the Firm's supervised persons who has
		access to nonpublic information regarding any clients' purchase or
		sale of securities, or nonpublic information regarding the portfolio
		holdings of any "reportable fund", or who is involved in making
		securities recommendations to clients, or who has access to
		recommendations that are nonpublic.  A "reportable fund" is any fund
		for which the Firm serves as investment adviser, or any fund whose
		investment adviser or principal underwriter controls the Firm, is
		controlled by the Firm, or is under common control with the Firm.
		All of the Firm's directors and officers are access persons.

	B.	"Adviser" means Lee Financial Group Inc.

	C.	"Advisory Person" means (a) any employee of the Firm (or any company
		in a control relationship to the Firm) who, in connection with his
		or her regular functions or duties, normally makes, participates in,
		or obtains information regarding the purchase or sale of Covered
		Securities (as defined below) by the Firm on behalf of its Clients
		(as defined below), or whose function relates to the making of any
		recommendations with respect to such purchases or sales; and (b) any
		natural person in a control relationship to the Firm who obtains
		information concerning recommendations made to a Client with regard
		to the purchase or sale of a security by the Firm on behalf of its
		Clients.

	D.	"Automatic investment plan" means a program in which regular
		periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

	E.	"Beneficial ownership" of a security shall be interpreted in the
		same manner as it would be under Rule 16a-1(a)(2) of the Securities
		Exchange Act of 1934, as amended ("Exchange Act"), in determining
		whether a person is the beneficial owner of a security for purposes
		of Section 16 of the Exchange Act and the rules and regulations
		promulgated thereunder.  Reports required by this Code may contain a
		statement that the report will not be construed as an admission that
		the person 	making the report has any direct or indirect beneficial
		ownership in the security to which the report relates.

	F.	"Board of Directors" means the board of directors, including a
		majority of the disinterested directors, of the Investment Company for which the Adviser serves as an investment adviser, sub-adviser or principal underwriter.

	G.	"Client" means the Investment Company and any investment account
		managed by the Adviser.

	H.	"Control" shall have the same meaning as that set forth in Section
		2(a)(9) of the Investment Company Act of 1940, as amended (the
		"Investment Company Act").  Section 2(a)(9) generally provides that
		"control" means the power to exercise a controlling influence over
		the management or policies of a company, unless such power is solely
		the result of an official position with such company.

	I.	"Covered Security" means a security as defined in Section 2(a) (36)
		of the Investment Company Act and 202(a)(18) of the Advisers Act,
		except that it does not include: (i) direct obligations of the
		Government of the United States; (ii) banker's acceptances, bank
		certificates of deposit, commercial paper and high quality short-
		term debt instruments (any instrument having a maturity at issuance
		of less than 366 days and that is in one of the two highest rating
		categories of a nationally recognized statistical rating
		organization), including repurchase agreements; (iii) shares issued
		by money market funds; and (iv) shares of registered open end
		investment companies other than Exchange Traded Funds and shares
		issued by unit investment trusts that are invested exclusively in
		one or more open-end funds, unless the adviser or a control
		affiliate acts as the investment adviser or principal underwriter
		for the fund.

	J.	"Distributor" means Lee Financial Securities, Inc.

	K.	"Federal securities laws" means the Securities Act of 1933, the
		Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the
		Investment Company Act of 1940, the Investment Advisers Act of 1940,
		Title V of the Gramm-Leach-Bliley Act, any rules adopted by the
		Securities and Exchange Commission ("SEC") under any of these
		statues, the Bank Secrecy Act as it applies to investment companies
		and investment advisers, and any rules adopted thereunder by the SEC
		or the Department of the Treasury.

	L.	"Initial Public Offering" means an offering of securities registered
		under the Securities Act of 1933, the issuer of which, immediately
		before the registration, was not subject to the reporting
		requirements of Sections 13 or 15(d) of the Exchange Act.

	M.	"Investment Company" means First Pacific Mutual Fund, Inc.

	N.	"Investment Personnel" of the Adviser means (i) any employee of the
		Adviser (or of any company in a control relationship to the Adviser)
		who, in connection with his or her regular functions or duties,
		makes or participates in making recommendations regarding the
		purchase or sale of securities by a Client or (ii) any natural
		person who controls the Adviser and who obtains information
		concerning recommendations made to a Client regarding the purchase
		or sale of securities by a Client.

	O.	A "Limited Offering" means an offering that is exempt from
		registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

	P.	"Purchase or sale of Covered Security" includes, among other things,
		the writing of an option to purchase or sell a Covered Security or
		any security that is exchangeable for or convertible into another
		security.

	Q.	"Review Officer" means the officer of the Adviser or Distributor, or
		both as applicable, designated from time to time by the Adviser
		and/or Distributor, as the case may be, to receive and review
		reports of purchases and sales by Access Persons.  The term
		"Alternative Review Officer" shall mean the officer of the Adviser
		or Distributor designated from time to time by the Adviser or
		Distributor, as applicable, to receive and review reports of
		purchases and sales by the Review Officer, and who shall act in all
		respects in the manner prescribed herein for the Review Officer.  It
		is recognized that a different Review Officer and Alternative Review
		Officer may be designated with respect to Adviser or Distributor.

	R.	A security is "being considered for purchase or sale" when a
		recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. With respect to an analyst of the Adviser, the foregoing period shall commence on the day that he or she decides to recommend the purchase or sale of the security to the Adviser for a Client.

	S.	A security is "held or to be acquired" if within the most recent 15
		days it (1) is or has been held by a Client, or (2) is being or has
		been considered by the Adviser for purchase by a Client.

IV.	EXEMPTED TRANSACTIONS
	The Standard of Conduct set forth above shall be deemed not to be violated by and the prohibitions of Section V of this Code shall not apply to:

		A.	Purchases or sales of securities effected for, or held in, any
			account over which the Access Person has no direct or indirect
			influence or control;

		B.	Purchases or sales of securities which are not eligible for
			purchase or sale by a Client;

		C.	Purchases or sales of securities which are non-volitional on
			the part of either the Access Person or a Client;

		D.	Purchases or sales of securities which are part of an
			automatic investment plan, including automatic dividend
			reinvestment, cash purchase or withdrawal plan provided that
			no adjustment is made by the Access
			Person to the rate at which securities are purchased or sold,
			as the case may be, under such a plan during any period in
			which the security is being considered for purchase or sale by
			a Client;

		E.	Purchases of securities effected upon the exercise of rights
			issued by an issuer pro rata to all holders of a class of its
			securities, to the extent such rights were acquired from such
			issuer, and sales of such rights so acquired;

		F.	Tenders of securities pursuant to tender offers which are
			expressly conditioned on the tender offer's acquisition of all
			of the securities of the same class;

		G.	Other purchases or sales which, due to factors determined by
			the Adviser, do not interfere or appear to interfere with
			making decisions in the best interests of a Client including,
			because the securities transaction involves a transaction of
			less than 10,000 shares of an issuer with a large market
			capitalization of at least $2 billion and a transaction
			involving less than 10,000 shares of an exchange traded fund
			whose underlying securities have an average market
			capitalization of at least $2 billion.


V.	PARTICIPATION OR INTEREST IN CLIENT TRANSACTIONS

Personal securities transactions by an Access Person may be placed for the same security on the same trading day as a client transaction(s) if it is within the transactions defined in Section IV of this Code of Ethics. The personal securities transaction and client transaction(s) must be submitted as a block trade so that all transactions receive the same price. An Access Person is required to get pre-approval from the President or Compliance Officer for all personal securities transactions. Additionally, an Access Person is required to give the Compliance Officer copies of broker confirms for all personal securities transactions and to provide quarterly reports of these transactions.

The Adviser may buy or sell securities for itself that it also recommends to clients. The President and the Compliance Officer monitor transactions. If any conflicts of interest arise, transactions for the Adviser will be terminated and trading procedures will be reviewed.

Trading by the Investment Company in relation to individual client accounts.

In order to avoid any possible conflicts of interest between the activities of the Adviser and individual clients and those of the Investment Company and its shareholders, the following are prohibited:

	Principal transactions; buying securities for the Adviser from individual clients or selling securities the Adviser owns to individual clients.

Individual client accounts are permitted to purchase or sell individual issues of state of Hawaii municipal bonds and/or individual issues of U.S. territorial municipal bonds.

VI.	PROHIBITED PURCHASES AND SALES

A.	While the scope of actions which may violate the Standard of Conduct
	set forth above cannot 	be exactly defined, such actions would
	always include at least the following prohibited activities:

	(1)	No Access Person of the Adviser or the Distributor shall purchase or
		sell, directly or indirectly, any Covered Security in which he or
		she has, or by reason of such transaction acquires, any direct or
		indirect beneficial ownership and which to his or her actual
		knowledge at the time of such purchase or sale the Covered Security:
		(i)	is being considered for purchase or sale by a Client; or

		(ii)	is being purchased or sold by a Client.

	(2)	No Access Person of the Adviser or Distributor shall reveal to any
		other person (except in the normal course of his or her duties on behalf of a Client) any information regarding securities transactions by a Client or consideration by a Client, the Adviser and/or Distributor of any such securities transaction.

	(3)	No Access Person of the Adviser or Distributor shall engage in, or
		permit anyone within his or her control to engage in, any act,
		practice or course of conduct which would operate as a fraud or
		deceit upon, or constitute a manipulative practice with respect to,
		a Client or an issuer of any security owned by a Client.

	(4)	No Access Person of the Adviser or Distributor shall enter an order
		for the purchase or sale of a Covered Security which a Client is
		purchasing or selling or considering for purchase or sale until the
		later of (7) days after the Client's transaction in that Covered
		Security is completed or (2) after the Client is no longer
		considering the security for purchase or sale, unless the Review
		Officer determines that it is clear that, in view of the nature of
		the Covered Security and the market for such Covered Security, the
		order of the Access Person of the Adviser or Distributor will not
		adversely affect the price paid or received by the Client.  Any
		securities transactions by an Access Person of the Adviser or
		Distributor in violation of this Subsection D must be unwound, if
		possible, and the profits, if any, will be subject to disgorgement
		based on the assessment of the appropriate remedy as determined by
		the Adviser or Distributor.

	(5)	No Access Person of the Adviser or Distributor shall, in the absence
		of prior approval by the Review Officer, sell any Covered Security
		that was purchased, or purchase a Covered Security that was sold,
		within the prior 30 calendar days (measured on a last-in first-out
		basis).

	(6)	No Access Person shall purchase any securities in a Limited Offering
		or in an Initial Public Offering, without prior approval of the
		Chief Compliance Officer of the Firm or other officer designated by
		the Board of Directors.  Any person authorized to purchase
		securities in a private placement or initial public offering shall
		disclose that investment when they play a part in any subsequent
		consideration by the Firm of an investment in the issuer.  In such
		circumstances, the Firm's decision to purchase securities of the
		issuer shall be subject to the independent review by Investment
		Personnel with no personal interest in the issuer.  A record of any
		decision and the reason supporting the decision to approve the
		acquisition by Access Persons of a Limited Offering or Initial
		Public Offering shall be maintained as described below.

B.	In addition to the foregoing, the following provision will apply to
	Investment Personnel of the Adviser:

	(1)	Investment Personnel must, as a regulatory requirement and as a
		requirement of this Code, obtain prior approval before directly or
		indirectly acquiring beneficial ownership in any securities in an
		Initial Public Offering or in a Limited Offering.  In addition,
		Investment Personnel must comply with any additional restrictions or
		prohibitions that may be adopted by the Advisor from time to time.

	(2)	No Investment Personnel shall accept any gift or personal benefit
		valued in excess of such de minimis amount established by the
		Adviser from time to time in its discretion (currently this amount
		is $100 annually) from any single person or entity that does
		business with or on behalf of a Client.  Gifts of a de minimis value
		(currently these gifts are limited to gifts whose reasonable value
		is no more than $100 annually from any single person or entity), and
		customary business lunches, dinners and entertainment at which both
		the Investment Personnel and the giver are present, and promotional
		items of de minimis value may be accepted.  Any solicitation of
		gifts or gratuities is unprofessional and is strictly prohibited.

	(3)	No Investment Personnel shall serve on the board of directors of any
		publicly traded company, absent prior written authorization and
		determination by the Review Officer that the board service would be
		consistent with the interests of the Investment Company and its
		shareholders.  Such interested Investment Personnel may not
		participate in the decision for the Investment Company to purchase
		and sell securities of such company.  In addition, Investment
		Personnel must comply with any additional restrictions or
		prohibitions that may be adopted by the Adviser from time to time.

VII.	BROKERAGE ACCOUNTS

	Access Persons of the Adviser and Distributor are required to direct their brokers to supply for the Review Officer on a timely basis duplicate copies of confirmations of all securities transactions in which the Access Person has a beneficial ownership interest and related periodic statements, whether or not one of the exemptions listed in Section IV applies. If an Access Person is unable to arrange for duplicate copies of confirmations and periodic account statements to be sent to the Review Officer, he or she must immediately notify the Review Officer.

VIII.	PRECLEARANCE PROCEDURE

	With such exceptions and conditions as the Adviser or Distributor deems to be appropriate from time to time and consistent with the purposes of this Code (for example, exceptions based on an issuer's market capitalization, the amount of public trading activity in a security, the size of a particular transaction or other factors), prior to effecting any securities transactions in which an Access Person of the Adviser or Distributor has a beneficial ownership interest, the Access Person of the Adviser or Distributor must receive approval by the Adviser or Distributor, as appropriate. Any approval is valid only for a 24 hour period after the approval has been obtained. If an Access Person is unable to effect the securities transaction during such period, he or she must re-obtain approval prior to effecting the securities transaction.

	The Adviser or Distributor, as appropriate, will decide whether to approve a personal securities transaction for an Access Person after considering the specific restrictions and limitations set forth in, and the spirit of, this Code of Ethics, including whether the security at issue is being considered for purchase or sale for a Client. The Adviser or Distributor is not required to give any explanation for refusing to approve a securities transaction.

IX.	REPORTING

	A.	Every Access Person of each of the Adviser and Distributor shall
		report to the Review Officer the information (1) described in
		Section VIII-C of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the Covered Security or (2) described in Sections VIII-D or VIII-E of this Code with respect to securities holdings beneficially owned by the Access Person.

	B.	Notwithstanding Section VIII-A of this Code, an Access Person of the
		Adviser or Distributor need not make a report where the report would
		duplicate information recorded pursuant to Rules 204-2(a)(12) or
		204-2(a)(13) under the Investment Advisers Act of 1940 or if the
		report would duplicate information contained in broker trade
		confirmations or account statements received by the Review Officer
		and all of the information required by Section VIII-C, D or E is
		contained in such confirmations or account statements.  The
		quarterly transaction reports required under Section VIII-A(i) shall
		be deemed made with respect to (1) any account where the Access
		Person has made provisions for transmittal of all daily trading
		information regarding the account to be delivered to the designated
		Review Officer for his or her review or (2) any account maintained
		with the Adviser or an affiliate.  With respect to Investment
		Companies for which the Adviser does not act as investment adviser
		or sub-adviser, or the Distributor does not act as principal
		underwriter, reports required to be furnished by officers and
		directors of such Investment Companies who are Access Persons of the
		Adviser or Distributor must be made under Section VIII-C of this
		Code and furnished to the designated review officer of the relevant
		investment adviser.

	C.	Quarterly Transaction Reports.  Unless quarterly transaction reports
		are deemed to have been made under Section VIII-B of this Code,
		every quarterly transaction report shall be made not later than 30
		days after the end of the calendar quarter in which the transaction
		to which the report relates was effected, and shall contain the
		following information:

       		(1)	The date of the transaction, the title, the exchange
		ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), class and the number of shares, and the principal amount of each Covered Security involved;

       		(2)	The nature of the transaction (i.e., purchase, sale or
		any other type of acquisition or disposition);

       		(3)	The price of the Covered Security at which the
		transaction was effected;

       		(4)	The name of the broker, dealer or bank with or through
		whom the transaction was effected;

       		(5)	The date that the report was submitted by the Access
		Person; and

      		(6)	With respect to any account established by an Access
		Person in which any securities were held during the quarter for the
		direct or indirect benefit of the Access Person:

              			(1)	The name of the broker, dealer or bank with
			whom the Access Person established the account;

              			(2)	The date the account was established; and

              			(3)	The date that the report was submitted by
			the Access Person.

	D.	Initial Holdings Reports.  No later than 10 days after becoming an
		Access Person, each Access Person must submit a report containing the following information:

		(1)	The title and type of security, the exchange ticker symbol or
			CUSIP number, number of shares and principal amount of each
			Covered Security in which the Access Person had any direct or
			indirect beneficial ownership when the person became an Access
			Person;

		(2)	The name of any broker, dealer or bank with whom the Access
			Person maintains an account in which any securities were held
			for the direct or indirect benefit of the Access Person as of
			the date the person became an Access Person; and

		(3)	The date that the report is submitted by the Access Person.

	Information must be current as of a date no more than 45 days before the report is submitted.

	E.	Annual Holdings Reports.  Between January 1st and January 30th of
		each calendar year, every Access Person shall submit the following
		information (which information must be current as of a date no more
		than 30 days before the report is submitted):

		(1)	The title and type of security, the exchange ticker symbol or
			CUSIP number, number of shares and principal amount of each
			Covered Security in which the Access Person had any direct or
			indirect beneficial ownership;

		(2)	The name of any broker, dealer or bank with whom the Access
			Person maintains an account in which any Covered Securities
			are held for the direct or indirect benefit of the Access
			Person; and

		(3)	The date that the report is submitted by the Access Person.

	F.	If no transactions in any securities required to be reported under
		Section VIIIA(l) were effected during a quarterly period by an
		Access Person of the Adviser or Distributor, such Access Person
		shall report to the Review Officer not later than 10 days after the
		end of such quarterly period stating that no reportable securities
		transactions were effected.

	G.	These reporting requirements shall apply whether or not one of the
		exemptions listed in Section IV applies except that an Access Person
		of the Adviser or Distributor shall not be required to make a report
		with respect to securities transactions effected for, and any
		Covered Securities held in, any account over which such Access
		Person does not have any direct or indirect influence or control.

	H.	Any such report may contain a statement that the report shall not be
		construed as an admission by the person making such report that (1)
		he or she has or had any direct or indirect beneficial ownership in
		the Covered Security to which the report relates (a "Subject
		Security") or (2) he or she knew or should have known that the
		Subject Security was being purchased or sold, or considered for
		purchase or sale, by a Client on the same day.

X.	APPROVAL OF CODE OF ETHICS AND AMENDMENTS TO THE CODE OF ETHICS

	The Board of Directors of the Investment Company shall approve this Code of Ethics. Any material amendments to this Code of Ethics must be approved by the Board of Directors of the Investment Company no later than six months after the adoption of the material change. Before their approval of this Code of Ethics and any material amendments hereto, the Adviser and Distributor each shall provide a certification to the Board of Directors of such Investment Company that the Adviser and Distributor each has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

XI.	ANNUAL CERTIFICATION OF COMPLIANCE

	Each Access Person of the Adviser and/or Distributor shall certify to the Review Officer annually on the form annexed hereto as Form A that he or she (A) has received a copy of the Code and any amendments; (B) has read and understands this Code of Ethics and any procedures that are adopted by the Adviser and/or Distributor, as applicable, relating to this Code, and recognizes that he or she is subject thereto; (C) has complied with the requirements of this Code of Ethics and such procedures; and (D) has disclosed or reported all personal securities transactions and beneficial holdings in Covered Securities required to be disclosed or reported pursuant to the requirements of this Code of Ethics and any related procedures.

XII.	CONFIDENTIALITY

	All reports of securities transactions, holding reports and any other information filed with the Adviser and/or Distributor, as applicable, pursuant to this Code shall be treated as confidential, except that reports of securities transactions and holdings reports hereunder will be made available to the Investment Company and to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Adviser and/or Distributor, as applicable, considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

XIII.	REVIEW OF REPORTS

	A.	The Review Officer shall be responsible for the review of the
		quarterly transaction reports required under VIII-C and VIII-F, and
		the initial and annual holdings reports required under Sections
		VIII-D and VIII-E, respectively, of this Code of Ethics.  In
		connection with the review of these reports, the Review Officer or
		the Alternative Review Officer shall take appropriate measures to
		determine whether each reporting person has complied with the
		provisions of this Code of Ethics and any related procedures adopted
		by the Adviser and/or Distributor, as applicable.

	B.	On an annual basis, the Review Officer shall prepare for the Board
		of Directors of the Investment Company and the Board of Directors of
		the Investment Company shall consider:

            	(1)	A report on the level of compliance during the previous
		year by all Access Persons with this Code and any related procedures
		adopted by the Adviser and/or Distributor, as applicable, including
		without limitation the percentage of reports timely filed and the
		number and nature of all material violations and sanctions imposed
		in response to material violations.  An Alternative Review Officer
		shall prepare reports with respect to compliance by the Review
		Officer;

             	(2)	A report identifying any recommended changes to existing
		restrictions or procedures based upon the Adviser's and/or Distributor's, as applicable, experience under this Code, evolving industry practices and developments in applicable laws or regulations; and

             	(3)	A report certifying to the Board of Directors that the
		Adviser and Distributor have adopted procedures that are reasonably
		necessary to prevent Access Persons from violating this Code of
		Ethics.

XIV.	SANCTIONS

	Upon discovering a violation of this Code, the Adviser and/or Distributor, as applicable, shall promptly report the violation to the Chief Compliance
Officer of the Adviser and may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator and/or restitution to the affected Client of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the Adviser and/or
Distributor, as applicable, may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code may also result in criminal prosecution or civil action. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Directors of the Investment Company and any Client with respect to whose securities the violation occurred.

XV.	INTERPRETATION OF PROVISIONS

	The Adviser and/or Distributor, as applicable, may from time to time adopt such interpretations of this Code as it deems appropriate.

XVI.	 IDENTIFICATION OF ACCESS PERSONS AND INVESTMENT PERSONNEL

	The Adviser shall identify all persons who are considered to be its Access Persons and Investment Personnel, and shall inform such persons of their respective duties and provide them with copies of this Code and any related procedures adopted by the Adviser. The Distributor shall identify all persons who are considered to be its Access Persons and shall inform such persons of their respective duties and provide them with copies of this Code and any related procedures adopted by the Distributor.

XVII.  EXCEPTIONS TO THE CODE

	Although exceptions to the Code will rarely, if ever, be granted, a designated Officer of the Adviser and/or Distributor, as applicable, after consultation with the Review Officer, may make exceptions on a case by case basis, from any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exception from the Code. No waiver of compliance with any Code provision required by Rule 204A-1 under the Advisers Act will be granted. All such exceptions must be received in writing by the person requesting the exception before becoming effective. The Review Officer shall report any exception to the Board of Directors of the Investment Company at its next regularly scheduled Board meetings.

XVIII.  RECORDS

	Each of the Adviser and the Distributor shall maintain records in the manner and to the extent set forth below, in accordance with the requirements of Rules 204-2(a)(12) and (13) under the Advisers Act, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) and Rule 17j-1 under the Investment Company Act and shall be available for examination by representatives of the Commission.

	A.	A copy of this Code and any other code which is, or at any time
		within the past five years has been, in effect shall be preserved for a period of not less than five years in an easily accessible place;

	B.	A record of any violation of this Code and of any action taken as a
		result of such violation shall be preserved in an easily accessible
		place for a period of not less than five years following the end of
		the fiscal year in which the violation occurs;

	C.	A copy of each initial holdings report, annual holdings report and
		quarterly transaction report made by an Access Person pursuant to
		this Code (including any brokerage confirmation or account
		statements provided in lieu of the reports) shall be preserved for a
		period of not less than five years from the end of the fiscal year
		in which it is made, the first two years in an easily accessible
		place;

	D.	A list of all persons who are, or within the past five years have
		been, required to make initial holdings, annual holdings or quarterly transaction reports pursuant to this Code shall be maintained in an easily accessible place;

	E.	A list of all persons, currently or within the past five years who
		are or were responsible for reviewing initial holdings, annual
		holdings or quarterly transaction reports shall be maintained in an
		easily accessible place;

	F.	A record of any decision and the reason supporting the decision to
		approve the acquisition by Access Persons and Investment Personnel
		of Initial Public Offerings and Limited Offerings shall be
		maintained for at least five years after the end of the fiscal year
		in which the approval is granted; and

	G.	A copy of each report required by Section XII-B of this Code must be
		maintained for at least five years after the end of the fiscal year
		in which it was made, the first two years in an easily accessible
		plan.

XIX.  SUPPLEMENTAL COMPLIANCE AND REVIEW PROCEDURES

	The Adviser and/or Distributor may establish, in its discretion, supplemented compliance and review procedures (the "Procedures") that are in addition to those set forth in this Code in order to provide additional assurance that the purposes of this Code are fulfilled and/or assist the Adviser and/or Distributor in the administration of this Code. The Procedures may be more, but shall not be less, restrictive than the provisions of this Code. The Procedures, and any amendments thereto, do not require the approval of the Board of Directors of the Investment Company.

































                                  FORM A

                         Lee Financial Group Inc.
                      Lee Financial Securities, Inc.

                              CODE OF ETHICS
                            ANNUAL CERTIFICATE


		Pursuant to the requirements of the Code of Ethics of Lee Financial
Group, Inc. and Lee Financial Securities, Inc., (the "Company"), the undersigned hereby certifies as follows:

	1.	I have received a copy of the Company's Code of Ethics and any
		amendments.

	2.	I have read and understand the Code of Ethics and acknowledge
		that I am subject to it.

	3.	I have complied with this Code of Ethics and such procedures.

	4.	Since the date of the last Annual Certificate (if any) given
		pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.



	Date:				___________________________________
						Print Name



					____________________________________
						Signature





















                               LEE FINANCIAL GROUP
                         LEE FINANCIAL SECURITIES, INC.
                               CODE OF ETHICS

                                 ATTACHMENT A
                       Effective:  February 1, 2005
                        Amended:  December 27, 2007


List of Access Persons
Andrea Chan - Wealth Manager
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Wendy Ito - Administration
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Emily Rakieten - Administration
Clementine Siaosi - Administration
Nora Simpson - Vice President, CCO, CFO

List of Investment Personnel
Andrea Chan - Wealth Manager
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, CCO, CFO

Review Officer
Nora Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director